UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2024

SR BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41808	92-2601722
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

220 West Union Avenue, Bound Brook, New Jersey	08805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 560-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRBK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 25, 2004, Somerset Regal Bank (the “Bank”), the wholly owned subsidiary of SR Bancorp, Inc., formally adopted the Somerset Regal Bank Supplemental Executive Retirement Plan (the “SERP”).  The SERP is intended, in part, as a replacement to the Bank’s original supplemental executive retirement plan that was frozen in connection with the freeze of the Bank’s tax-qualified defined benefit pension plan.  The Bank also designated William P. Taylor, Christopher J. Pribula and David M. Orbach as participants in the SERP.

Under the SERP, at the end of each plan (i.e., each April 30), the Bank will credit a participant’s account with an amount determined for that year. Each the Bank will work with a compensation consultant to determine the appropriate contribution to be made to the plan on behalf of participants.  The Bank’s intent with respect to the SERP is to provide supplemental retirement benefits to the designated participants to make up for those benefits lost when the Bank froze the pension plan.  Unless otherwise determined by the Bank, the Bank will credit the participant's account only if the participant is employed by the Bank as of that date.  The Bank may credit each participant's account with different amounts, as it so determines.  Each participant is always 100% vested in his or her account.

Upon a participant’s separation from service, the participant will be entitled to a distribution of his or her account balance.  The payment of the benefits will generally commence on the first day of the second month following the participant’s separation from service and will be paid in approximately equal installments over twenty years. If the Bank terminates a  participant’s employment for cause (as defined in the plan), the participant will forfeit all benefits and his or her interest in the plan will become null and void.

If a participant dies prior to his or her separation from service, the participant’s beneficiary will be entitled to the participant’s account balance, paid in a single sum within sixty days of the participant's death.  If a participant dies following his or her separation from service and prior to receiving all benefit payments under the plan, the participant’s beneficiary will be entitled to the participant’s remaining account balance, paid on a single sum within sixty days of the participant’s death.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit No. Description

10.1	Somerset Regal Bank Supplemental Executive Retirement Plan

104.1	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SR BANCORP, INC.

DATE: April 26, 2024	By:	/s/ William P. Taylor
William P. Taylor
Chief Executive Officer